Gregory L. Hrncir
Chief Strategy Officer
Office: 714.545.6266
E-mail: ghrncir@qsinano.com

November 5, 2015

Re: Exchange Offer

Dear _____________,

Thank you for your investment in the QuantumSphere, Inc. (“QSI”) promissory notes offering (“Notes Offering”) in the third quarter of 2015. We greatly appreciate your support of QSI and the Notes Offering provided us runway capital to achieve some of our objectives over the last few months.

As you may be aware, we are presently undertaking a convertible promissory note and common stock purchase warrant financing round (“Series O-2”), the terms of which are attached hereto as Appendix A, for purposes of securing additional capital to meet additional stated goals and objectives.

At this time, we would like to offer you the opportunity to exchange the promissory note (“Note”) issued to you in the Notes Offering for a convertible promissory note (“Convertible Note”) and a common stock purchase warrant (“Warrant”) on the terms of the Series O-2 financing set forth in Appendix A. You are under no obligation to accept the exchange offer and if you decline the exchange offer, we will pay you the outstanding principal and accrued interest as of the date of closing of the Series O-2 round.

Specifically, the exchange offer consists of the following:

(i)	All principal and accrued interest represented by your Note issued to you in the Notes Offering would be exchanged for a newly issued convertible promissory note (“Series O-2 Note”) on the terms set forth in Appendix A. For illustration purposes only, if the original principal amount of your Note is $50,000 and you have accrued $15,000 of interest as of the exchange date, then you would receive a Series O-2 Note in the original principal amount of $65,000. The Note issued to you in the Notes Offering would be cancelled simultaneous with the issuance of the Series O-2 Note; and

(ii)	In addition to the above, all principal and accrued interest represented by your Note would be counted towards the number of warrants issued to you should you decide to accept the exchange offer. Assuming the above illustration, the $65,000 in original principal and accrued interest would result in the issuance of a common stock purchase warrant (“Series O-2 Warrant”) to purchase $65,000 of common stock of QSI at an exercise price of $3.00 per share, and exercisable for a period of five (5) years from the date of issuance. Based on the foregoing illustration, you would receive a Series O-2 warrant to purchase 21,667 shares (i.e., $65,000/$3.00) of common stock, exercisable at $3.00 per share for a period of five (5) years.

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Re: Exchange Offer

November 5, 2015

The key terms of the Series O-2 financing round are as follows:

(a)	Term of Note - Maturity Date. The Series O-2 Notes mature upon the earlier of (i) one (1) year from the date of issuance, or (ii) closing of an equity financing of Four Million Dollars ($4,000,000) or more (a “Qualifying Equity Financing”);

(b)	Security Interest. The Series O-2 Note is secured by the assets of QSI, junior in priority only to the senior note of Novus Capital, which presently represents $438,000 in outstanding principal and interest, and equal in priority to the convertible note holders who invested in the QSI Series O-1 round in May 2015 in the collective original principal amount of $510,000. The junior security interest to be provided to all Series O-2 round participants will be evidenced by a Financing Statement on Form UCC-1 filed with the California Secretary of State for purposes of perfecting the holder’s junior security interest in the assets of QSI;

(c)	Interest Accrual. Simple interest on the Series O-2 Note accrues at the rate of ten percent (10%) per annum;

(d)	Conversion Terms. All outstanding principal and accrued interest represented by the Series O-2 Notes may be converted into common stock, either (i) voluntarily by the holder at any time at a price of $1.60 per share, or (ii) automatically at a price of $1.60 per share upon the close of a Qualifying Equity Offering of $4,000,000 or more;

(e)	Warrant – Call Feature. The Series O-2 Warrants may be called by QSI if the closing bid price of QSI common stock is $3.60 or higher for ten (10) consecutive trading days;

(f)	Registration Rights. Participants in the Series O-2 round will receive unlimited piggy-back registration rights with respect to (i) the shares of common stock issued upon conversion of the Series O-2 Note, and (ii) the shares of common stock underlying the Series O-2 Warrant; and

(g)	Make-Good Provision. In the event that, prior to the closing of a Qualifying Equity Financing, the Company elects to undertake another convertible debt financing on terms more favorable to the terms of the Series O-2 round, then in such event the Series O-2 terms shall be modified to reflect the more favorable convertible debt financing terms.

Please confer with your legal, financial, tax and other advisors for purposes of making the best decision for your circumstances and investment objectives.

We need a response from you in writing on or before the close of business on Friday, November 13, 2015, either to accept or decline the above exchange offer. If you desire to accept the exchange offer, please complete and execute the Notice of Conversion attached hereto as Appendix B and return it to Stephanie Hargis at shargis@qsinano.com.

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2905 Tech Center Drive, Santa Ana, CA 92705 ● Ph: 714-545-6266 ● Fax: 714-545-6265 ● www.qsinano.com

Re: Exchange Offer

November 5, 2015

We will calculate the interest accrual on your Note through the close date of the Series O-2 round to determine:

(x) Should you accept the exchange offer, the original principal amount of your Series O-2 Note and the number of shares represented by your Series O-2 Warrant; or

(y) Should you decline the exchange offer, the repayment amount.

Thank you again for your investment in, and support of, QuantumSphere, Inc. If you have any questions please feel free to contact me anytime at 818.400.5930.

Very truly yours,

/s/ Gregory L. Hrncir
Gregory L. Hrncir
Chief Strategy Officer

cc: Kevin Maloney

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APPENDIX A

SERIES O-2 TERM SHEET

Borrower:	QuantumSphere, Inc., a Nevada corporation (“QSI” or the “Company”)

Lenders:	Accredited Investors only (collectively, “Lenders”)

Offering (Min/Max):	Minimum: One Million Dollars ($1,000,000) (“Minimum Offering”)
Maximum: Three Million Dollars ($3,000,000) (“Maximum Offering”)

Minimum Investment:	Twenty-Five Thousand Dollars ($25,000)

Form of Securities:	10% Subordinated Convertible Promissory Notes (“Notes”) with detachable common stock purchase warrants (“Warrants”).

Security:

The Notes shall be secured by all of the assets of QSI, including, without limitation, all tangible and intangible assets (collectively, the “Assets”). Novus Capital Group, LLC (“Novus”) is the Company’s senior secured lender as evidenced by that certain Loan and Security Agreement between Novus and QSI dated June 18, 2014. Lenders will receive a security interest (the “Security Interest”) in the Assets of QSI, junior, or subordinated, to the senior security interest of Novus, and pari passu to the convertible noteholders who collectively purchased $510,000 of convertible notes from QSI on May 28, 2015. The Security Interest in the Assets will be evidenced by a security agreement, and financing statement on Form UCC-1 filed with the Secretary of State of California.

Maturity:

The Maturity Date shall be the earlier of (i) one (1) year from the date of issuance of the Notes, or (ii) closing of an equity financing of Four Million Dollars ($4,000,000) or more (“Qualifying Equity Financing”).

Interest:

The Notes shall bear simple interest at the rate of 10% per annum. The default interest rate shall be eighteen percent (18%) per annum. All interest shall accrue and be payable at maturity in the form of either, (i) cash, in the event a Qualifying Equity Financing has not occurred prior to the one (1) year anniversary of the Notes, or (ii) common stock, if a Qualifying Equity Financing has occurred prior to the one (1) year anniversary of the Notes, with such conversion on the terms outlined herein.

Warrants:	Lenders shall be issued warrants to purchase common stock (“Warrants”) equal to100% of the face value of the Notes based upon an exercise price (the “Exercise Price”) of $3.00 per share. The Warrants shall be exercisable for a period of five (5) years. For illustration purposes only, assuming an investment of $150,000, and an Exercise Price of $3.00 per share, the Lender would receive a warrant to purchase 50,000 shares of common stock, exercisable at $3.00 per share for a period of five (5) years. The shares of common stock issued upon exercise of the Warrants shall be referred to as Registrable Securities herein.

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Warrant - Call Provision	The Warrants may be called by the Company upon the common stock of the Company having an average closing bid price of $3.60 per share over ten (10) consecutive trading days. Upon the Company calling the Warrants, the Warrant holders shall have a period of thirty (30) days to exercise their respective Warrants. In the event the Warrants are not exercised, then in such event the Company may redeem the Warrants, in whole or in part, at a redemption price equal to $0.01 per share of common stock underlying the Warrants (the “Redemption”).

Conversion:	All outstanding principal and accrued interest under the Notes will be automatically converted into shares of common stock of the Company at the closing of a Qualifying Equity Offering based upon a conversion price of $1.60 per share. The outstanding principal and accrued interest may be voluntarily converted, at the sole discretion of the Lender, at any time prior to the close of the Qualifying Equity Offering, in whole or in part, at a conversion price of $1.60 per share as well. The shares of common stock issued upon conversion of the Notes shall be referred to as Registrable Securities herein.

Make Good Provision	In the event that, prior to the closing of a Qualifying Equity Financing, the Company elects to undertake another convertible debt financing on terms more favorable to the terms set forth herein, then the terms hereof shall be modified to reflect the more favorable convertible debt financing terms.

Use of Proceeds	The proceeds of the Offering shall be used to fund (i) capital expenditures relating to catalyst manufacturing equipment and ancillary equipment for existing reactors, (ii) production of additional QSI-Nano iron catalysts for follow-on commercial validations and potential purchase orders, and (iii) working capital for general corporate purposes.

Capital Structure:	As of the date of this Term Sheet, QSI has the following issued and outstanding shares of common stock: (i) 22,411,884 shares of common stock, $0.001 par value.

Piggyback Registration Rights:	Lenders will receive unlimited piggyback registration rights with respect to all equity securities issued in conjunction with (i) the conversion of the Notes (if applicable), and (ii) the exercise of Warrants. The foregoing securities are referred to herein as the “Registrable Securities.” With respect to any future registration statement, filed on Form S-1 or S-3 (collectively, the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering the Registrable Securities along with other securities of the Company in the future, the Company shall keep such Registration Statement effective for a period equal to the later of the following: (a) the sale of all shares of common stock issued upon the conversion of the Notes and (b) the sale of all shares issued upon exercise of the Warrants. The Company shall comply with all Federal and state laws or regulations necessary for the holders of Registrable Securities to effect a sale or disposition of Registrable Securities. The Company shall pay all expenses of registration. All selling expenses shall be borne exclusively by the holders of Registrable Securities.

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Disclosure Documents:	The Company is utilizing the following public filings made with the SEC pursuant to its reporting obligations under the Securities Exchange Act of 1934, as amended, as its disclosure documents:

(i)	Transition Report on Form 10-KT, as filed on September 26, 2014;

(ii)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014, as filed on November 14, 2014;

(iii)	Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014, as filed on February 17, 2015;

(iv)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, as filed on May 14, 2015; and

(v)	Annual Report on Form 10-K for the annual period ended June 30, 2015, as filed on September 28, 2015.

Transaction Documents:	The following will comprise the transaction documents for the Offering:

(i)	Term Sheet;

(ii)	Note Purchase Agreement;

(iii)	10% Subordinated Convertible Promissory Note;

(iv)	Security Agreement;

(v)	Common Stock Purchase Warrant;

(vi)	Intercreditor Agreement; and

(vii)	Registration Rights Agreement.

Accredited Investors Only:	The Notes and Warrants may be purchased by accredited investors only as that term is defined in Rule 501 of Regulation D, promulgated under The Securities Act of 1933, as amended. All investors in the Offering will be required to make a written representation that they satisfy the accredited investor requirements set forth thereunder.

Governing Law:	The Notes and the Warrants will be governed by, and construed under, the laws of State of Nevada, without giving effect to applicable principles of conflict of laws, to the extent that the application of the laws of another jurisdiction would be required thereby.

Closings:	The Company may hold an initial closings upon achieving the Minimum Offering (“Initial Closing”), and follow-on closings at any time through October 31, 2015 (the “Final Closing”), subject to the Company’s right to extend the Offering for up to an additional fifteen (15) days. The Company will maintain an escrow account for all subscriptions received in the Offering.

Confidentiality:	The investment by Lenders shall be held confidential by the Company at all times. The Company will not distribute or disclose the foregoing other than to its employees, officers, directors, legal advisors and auditors, as applicable, each of whom shall be subject to the foregoing terms of confidentiality. The Company will disclose the offering, or as may be required by state or Federal securities laws at Closing.

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APPENDIX B

NOTICE OF EXCHANGE

(To be Executed by the Registered Holder in Order to Exchange the Note)

FROM: ____________________________________________________ (“Holder”)

DATE: ____________________________________________________

RE:	Exchange of the Promissory Note (“Note”) issued by QuantumSphere, Inc. (“Company”) to Holder

The Holder hereby elects to exchange all outstanding principal and accrued interest represented by the Note into the securities comprising the Series O-2 round (i.e., Series O-2 Note and Series O-2 Warrant). The Holder acknowledges and agrees that (i) the exchange will occur on the date of the initial closing of Series O-2 round, (ii) interest on the Note shall accrue through the date of the initial closing of the Series O-2 round, and (iii) the calculation of the amount of accrued interest on the Note will be provided to Holder in writing on or before the date of the initial closing of the Series O-2 round for purposes of determining the original principal amount of the Series O-2 Note and the number of shares underlying the Series O-2 Warrant.

Signature

Print Name

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